EXHIBIT 4.4

                               PURCHASE AGREEMENT

                  This Purchase Agreement is made as of July 12, 1996, by and between the purchaser whose name and address are shown on the signature page hereof (the "Purchaser") and AmVestors Financial Corporation (the "Company"), a corporation organized under the laws of the State of Kansas in the United States of America, with its principal offices at 415 S.W. Eighth Avenue, Topeka, Kansas 66603.

                  WHEREAS, the Company has entered into a Placement Agreement dated as of July 12, 1996 (the "Placement Agreement"), with The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), a Delaware corporation, pursuant to which Robinson-Humphrey will act as placement agent in connection with the offering ("Offering") of the Company's 3% Convertible Subordinated Debentures due 2003 (the "Debentures");

                  WHEREAS, the aggregate principal amount of Debentures being offered is US $65,000,000, which amount may be increased, or decreased to an amount not less than $50,000,000, by agreement of the Company and Robinson-Humphrey;

                  WHEREAS, the completion of the purchase and sale of the Debentures between the Company and the several Purchasers (the "Closing"), and the termination of the Offering, is scheduled to take place on the 12th day of July, 1996, or such later date (the "Closing Date") as is agreed upon by the Company and Robinson-Humphrey;

                  WHEREAS, the Purchaser has received a copy of the Confidential Offering Memorandum of the Company dated June 1, 1996, including Appendix A thereto (collectively, the "Offering Memorandum") relating to the Debentures, and a copy of a Terms Supplement to such Offering Memorandum dated June 26, 1996 ("Terms Supplement");

                  WHEREAS, the Company and the Purchaser intend that any blanks in the form of this Purchase Agreement shall be filled with the terms set forth in the Offering Memorandum and Terms Supplement;

                  WHEREAS, the Debentures will be issued under an indenture dated as of the Closing Date (the "Indenture") between the Company and the Boatmen's Trust Company, as trustee (the "Trustee");

                  WHEREAS, the Purchaser wishes to have the benefit of a registration agreement substantially in the form set forth in Appendix A of the Offering Memorandum ("Registration Agreement") and herein authorizes Robinson-Humphrey to execute such Registration Agreement on its behalf as of the Closing Date;

                  WHEREAS, the Purchaser wishes to have the benefit of a custodian agreement substantially in the form set forth in Appendix A of the Offering Memorandum ("Custodial Agreement") pursuant to which the Company intends to select Boatmen's Trust Company or other qualified financial institution (the "Custodian") to accept delivery of, and to hold as specified therein, the Debenture being purchased by Purchaser ("Custodian Agreement"), and herein authorizes Robinson-Humphrey to execute such Custodian Agreement on its behalf as of the Closing Date;

                  WHEREAS, Purchaser wishes to buy from the Company the aggregate principal amount of Debentures for the purchase price set forth on the signature page of this Purchase Agreement, and the Company, subject to its right to reduce such amount in its sole discretion, desires to sell to the Purchaser such aggregate principal amount of Debentures;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, the parties agree as follows:

                  Section 1. Authorization of Sale of the Debentures. Subject to the terms and conditions of this Purchase Agreement and the Placement Agreement, the Company has authorized the sale of the Debentures.

                  Section 2. Agreement to Sell and Purchase the Debentures. Subject to the terms and conditions of this Purchase Agreement, the Indenture, the Registration Rights Agreement, and the Placement Agreement, the Company agrees to sell and Purchaser agrees to buy the aggregate principal amount of Debentures set forth on the signature page of this Purchase Agreement, or such lesser amount as determined by the Company in its sole discretion, provided that the Company shall also have the right to reject any order in whole. The terms of the Debentures will be as set forth in the Offering Memorandum, the Terms Supplement, and the Indenture. Purchaser shall pay the aggregate amount set forth on the signature page hereof (the "Purchase Price") by wire transfer of immediately available funds, to the account of the Company as set forth in the Terms Supplement not later than 4:00 p.m. Eastern Time, on the day preceding the Closing Date. If no Debentures are sold to such Purchaser, or if the aggregate amount of Debentures sold to such Purchaser is less than such amount set forth on the signature page of this Purchase Agreement, the Company will wire transfer such aggregate or excess amount pursuant to the wire transfer instructions specified in the signature page hereof, or in the absence of such instructions, shall contact Purchaser for instructions as to how to return any excess amount

                  The amounts sent in by the Purchaser shall be placed into an interest-bearing account at the financial institution set forth in the Terms Agreement. Any interest actually earned on such amounts prior to but not including the Closing Date will be paid to the Purchaser. The Company shall have no responsibility for the safe-keeping of any amounts held in such account and shall not guarantee any interest on such amounts.

                  The Company represents to Purchaser that, contemporaneously with the execution by the Company of this Purchase Agreement, the Company will be executing substantially identical agreements (except for the name and address of the Purchaser, the principal amount of Debentures purchased, and the aggregate principal amount therefor) with certain other investors (the "Other Purchasers") for an aggregate principal amount of up to $60 million (which amount may be increased, or decreased to no less than $50 million, by the Company and Robinson-Humphrey). Purchaser and Other Purchasers are hereinafter sometimes referred to as the "Purchasers," and this Purchase Agreement and such other Purchase Agreements are hereinafter sometimes referred to as the "Purchase Agreements."

                  Section 3. Issuance of the Certificates Representing the Debentures. At the Closing, the Company will cause to be delivered to the Custodian, one certificate for the Debentures registered in the name of Purchaser as set forth on the signature page hereof (or in such name as designated by Purchaser on the signature page hereof). The obligations of the Company to sell the Debentures and to deliver such certificate to the Custodian at the Closing shall be subject to, in addition to other terms and conditions set forth herein, the following conditions: (a) receipt by the Company of funds as set forth in Section 2 above in the full amount of the Purchase Price for the Debentures, and (b) the accuracy, as of the Closing Date, of the representations and warranties made by Purchaser herein and compliance, as of the Closing Date, with the covenants made by Purchaser herein, which accuracy and compliance shall be deemed to be confirmed by the delivery of the Purchase Price. Purchaser's obligation to pay for the Debentures shall be subject to the following conditions: (a) compliance with the conditions to Closing set forth in Section 5 of the Placement Agreement, and (b) accuracy, as of the Closing Date, of the representations and warranties made by the Company herein and compliance, as of the Closing Date, with the covenants made by the Company herein, which accuracy and compliance shall be deemed confirmed by the delivery of the certificates evidencing the Debentures.

                  Section 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, Purchaser as follows:

                  4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas in the United States of America and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the Offering Memorandum. The Company is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required by controlling law and where the failure to so qualify is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or charter and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the Offering Memorandum. Each of the Company's subsidiaries is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required by controlling law and where the failure to so qualify is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each Company subsidiary that is in the business of underwriting, insuring or reinsuring insurance policies ("Insurance Subsidiary") is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  4.2. Authorized Capital Stock. The authorized capital stock of the Company is as set forth in the Offering Memorandum. The description of the issued and outstanding shares of capital stock of the Company as presented in the Offering Memorandum is correct as of the date set forth therein. All issued and outstanding shares of Company capital stock have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right. All of the outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding capital stock of the Company's subsidiaries, except for eight directors qualifying shares for American Investors Life Insurance Company, Inc., is owned directly by the Company or indirectly through a subsidiary all of the outstanding capital stock of which subsidiary is owned directly by the Company free and clear and without notice of any lien, security interest, mortgage, pledge, charge, encumbrance or other restriction of any nature whatsoever.

                  4.3. Due Execution, Delivery and Performance of the Placement Agreement and the Purchase Agreements. The execution, delivery and performance of the Indenture, the Placement Agreement, the Registration Rights Agreement, and the Purchase Agreements by the Company (a) have been duly authorized by all requisite corporate action of the Company and (b) will not violate (i) the Certificate of Incorporation, Bylaws or other governing instruments of the Company or its subsidiaries or (ii) any provision of any indenture, mortgage, agreement, contract, or other instrument to which the Company or any of its subsidiaries is bound, or be in conflict with, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract, or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries (except for such violation, breach, default, creation or imposition, in (b)(ii) above which is not reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole). Upon execution and delivery, the Indenture, the Registration Rights Agreement, and the Purchase Agreements will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except insofar as the enforcement thereof may be limited by bankruptcy law or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity or contribution may be limited under applicable law.

                  4.4. Issue and Delivery of Debentures and Underlying Common Stock. The Debentures to be purchased from the Company hereunder and the no par value Common Stock into which the Debentures may be converted (the "Underlying Common Stock") have been duly authorized for offer, issuance and sale to Purchaser pursuant to this Agreement. At and as of the Closing Date, each of the Debentures will have been duly executed by the Company and, when duly authenticated by the Trustee under the Indenture and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and will constitute valid and legally binding obligations of the Company and its subsidiaries entitled to the benefits of the Indenture and enforceable in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. No preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to any of the Debentures or the issuance and sale thereof, other than those that have been expressly disclosed and waived in writing(s) delivered to Robinson-Humphrey prior to the date hereof, and contemplated by this Purchase Agreement or the Registration Rights Agreement. When issued, executed and delivered by the Company and authenticated by the Trustee, the Debentures (and the Underlying Common Stock upon proper conversion) will be issued to Purchaser free and clear of any security interests, pledges, hypothecations, liens, encumbrances or claims of any type or nature. The shares of Underlying Common Stock have been duly and validly authorized and upon issuance and delivery pursuant to a proper conversion of the Debentures in the manner herein described, will be validly issued, fully paid and nonassessable. No further approval or authorization by the Boards of Directors of the Company and its subsidiaries or any other Person is required for the issuance and sale or transfer of the Debentures or the shares of Underlying Common Stock upon conversion.

                  4.5. Offering Memorandum and Additional Information. The Company has furnished, and Purchasers acknowledged receipt of, the documents shown below except, in each case, for any exhibits, which will be furnished to any Purchaser upon request:

                  (a)      the Offering Memorandum, including Appendix A; and

                  (b)      the Terms Supplement.

                  The Offering Memorandum (including Appendix A), Terms Supplement, and any supplement or amendment to the Offering Memorandum or Terms Supplement, when combined with the documents incorporated by reference therein (except as amended, supplemented or superseded by the Offering Memorandum (including Appendix A), the Terms Supplement, and any amendment to either), when considered as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, of which the Company has knowledge, or in the exercise of reasonable care the Company could have known.

                  4.6. Legal Proceedings. There are no actions, suits, investigations or proceedings pending other than as disclosed in the Offering Memorandum (including the documents incorporated therein and provided to the Purchasers) to which the Company or any of its subsidiaries is a party before or by any federal, state or foreign court or governmental agency or body, tribunal, commission, board, agency or instrumentality, or before any arbitrator which is reasonably like to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to the knowledge of the Company, no actions, suits, investigations or proceedings are threatened by any person, corporation or governmental agency or body; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  4.7. No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Memorandum, and except as specifically described therein, there has not been any material adverse change in the results of operations, condition (financial or otherwise) earnings, operations or business, of the Company and its subsidiaries, taken as a whole. There are no conditions that would constitute a Default or Event of Default under the Indenture or any other indebtedness of the Company or any of its subsidiaries, provided that is understood that the indebtedness which is to be paid out of the proceeds of the sale of the Debentures would be in default as a result of the sale of the Debentures were such indebtedness not to be repaid out of such proceeds.

                  4.8.     Law and Regulation.

                  (a) The Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with all applicable laws and governmental regulations governing the businesses conducted by the Company and its subsidiaries, as the case may be, except for failures to comply or conform which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (b) The Company and each of its subsidiaries has all permits, licenses and governmental authorizations, consents and approvals (including, in the case of the Company Insurance Subsidiaries, insurance licenses), the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits, licenses and governmental authorizations, consents and approvals, the absence of which would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. All such permits, licenses and governmental authorizations, consents and approvals are in full force and effect, and there is no proceeding or investigation pending, or to the knowledge of the Company threatened, which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit, license or governmental authorization, consent or approval, except in each case as such would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Since January 1, 1993, neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state or local government or any other regulatory authority or the staff thereof (i) asserting that the Company or any of its subsidiaries is not in compliance with any of the laws, ordinances, rules, regulations, decrees and orders of any governmental agency or authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or
         (ii) requiring the Company or any of its subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner materially relates to the adequacy of its capital, its credit or reserve policies, its management or the payment of dividends.

                  4.9. Accounting Matters. Deloitte & Touche LLP ("D&T"), which has audited the consolidated balance sheets of each of the Company and Financial Benefit Group, Inc. ("FBG") as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows of the Company and FBG for the three years ended December 31, 1995 which are included or incorporated by reference in the Offering Memorandum, are independent public accountants as required by the Securities Act of 1933, as amended ("Securities Act") and the Securities Act Regulations.

                  The financial statements included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with applicable accounting requirements of the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including SEC Regulation S-X (as and if such financial statements were filed with or incorporated by reference in a registration statement under the Securities Act), and said financial statements present fairly the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and such financial statements are consistent in all material respects with financial statements and other reports filed by the Company and its subsidiaries with the Commission; the supporting schedules included are incorporated by reference in the Offering Memorandum and present fairly the information required to be stated therein. The selected and financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein.

                  4.10. Regulations G, T, U and X. The issuance, sale and delivery of the Debentures, and the application of the proceeds thereof by the Company and its subsidiaries as set forth in the Offering Memorandum, will not be subject to or violate Regulations G, T, U or X (the "Margin Regulations") promulgated by the Board of Governors of the Federal Reserve System (the "Federal Reserve").

                  4.11. Solvency. The Company and the subsidiaries, considered as one enterprise immediately after the Closing, after giving effect to the issuance and delivery of the Debentures, the repayment of all borrowings under the Credit Agreement with First National Bank of Chicago, Fleet National Bank and Boatmen's First National Bank of Kansas City, dated as of April 8, 1996 ("First Chicago Credit Agreement"), and the application of the net proceeds of the Debentures as described in the Offering Memorandum, will be Solvent. As used herein, the term "Solvent" means, with respect to any Person on a particular date, that on such date (A) the present fair market value (or fair salable value) of the assets of such Person is more than the amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments, as they mature in the normal course of business, (C) assuming the sale of the Debentures as contemplated hereby and the application of the net proceeds thereof as described in the Offering Memorandum, such Persons are not incurring debts or liabilities beyond their ability to pay such debts and liabilities as they mature, and (D) such entity is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In addition, neither the Company nor any of its subsidiaries is or will as a result of the issuance and delivery of the Debentures the repayment of all outstanding obligations under the First Chicago Credit Agreement, and the application of the proceeds of the Debentures as described in the Offering Memorandum, be insolvent within the meaning of the United States Bankruptcy Code, as amended (the "Bankruptcy Code") or applicable state law and that none of the transactions contemplated herein or in the Offering Memorandum were undertaken with a view or any intent to hinder, delay or defraud creditors. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  4.12. SEC Reports; Financial Statements. The Company and each of its subsidiaries with such obligations have timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1995, pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates, compiled in all material respects with applicable requirements of the Exchange Act (collectively, the "Company SEC Reports"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.13. Statutory Statements. Each of the Company Insurance Subsidiaries has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate-regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority (collectively, the "SAP Statements"). All financial statements included in the SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in accordance with accounting practices prescribed or permitted by applicable state regulatory authorities in effect as of the date of the respective statements, except in each case as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  4.14. Regulatory Filings. The Company and its subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any governmental agency or authority, except where the failure to file is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and all such reports, statements, documents, registrations, filings or submissions were in conformance will applicable requirements, except in each case as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  4.15. Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the 1995 SAP Statements have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein), have been determined using prescribed morbidity and mortality tables and interest rates, are in accordance with the nature of the benefits specified in the related contract or policy of insurance, and were adequate to cover the obligations of the Company Insurance Subsidiaries as of December 3 1, 1995. The insurance reserving practices and policies of the Company Insurance Subsidiaries have not changed, in any material respect, since December 31, 1995, and the results of the application of such practices and policies are reflected in the 1995 SAP Statements. All reserves of the Company Insurance Subsidiaries set forth in the 1995 SAP Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authorities.

                  4.16. Related Party Transactions. All transactions involving the Company or any of its subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and since December 31, 1995, neither the Company nor any of its subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

                  4.17. Rating Agency. From December 31, 1995, through the date of this Agreement, no rating agency has (i) imposed conditions (financial or otherwise) on retaining any rating assigned to the Company or any Company Insurance Subsidiary or (ii) threatened to downgrade any rating assigned to the Company or any Company Insurance Subsidiary. Neither the Company nor any Company Insurance Subsidiary has any knowledge of any facts existing as of the date of this Agreement which can be reasonably expected to result in a downgrade in any rating assigned to the Company or any Company Insurance Subsidiary by any rating agency.

                  4.18. Licensed Agents. Since December 31, 1995, each person who wrote, sold or produced business for the Company or any Company Insurance Subsidiary was duly licensed as an insurance agent at the time such person wrote, sold or produced such business (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business, except in each case as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  4.19. Representations, Warranties and Covenants at Closing. Any certificates signed by any officer of the Company or its subsidiaries, and delivered to the Purchasers or to counsel for the Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

                  Section 5. Representation, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to the Company as follows:

                  5.1. Compliance with United States Securities Laws. Purchaser understands and acknowledges that the Debentures and Underlying Common Stock have not been registered under the Securities Act, and that the Debentures and Underlying Common Stock may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S under the Securities Act, which definition is set out on as Exhibit I of the Offering Memorandum), unless such Debentures or Underlying Common Stock are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act. The Debentures and Underlying Common Stock are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to non-"U.S. persons" in transactions consummated outside of the United States, subject to certain terms and conditions, and such other exemptions as may be available under the Securities Act, without registering the Debentures or Underlying Common Stock under the Securities Act. Purchaser further represents that he has received the Offering Memorandum, including Appendix A, and Terms Supplement, and has read and understands the investor notices and legends, and the section entitled "Plan of Offering and Restrictions on Resale" set forth in the Offering Memorandum.

                  5.2. Status of Purchaser. Purchaser is purchasing the Debentures and the Underlying Common Stock for its own account or for persons or accounts as to which it exercises investment discretion. Neither Purchaser nor such person or account over which the Purchaser exercises such discretion, is a "U.S. person" within the meaning of Regulation S under the Securities Act. Purchaser has received this Offering Memorandum, the Terms Supplement and any oral or other communications regarding the Offering outside the United States. Purchaser has executed this Purchase Agreement outside the United States. Such Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Purchase Agreement and to purchase the Debentures. Purchaser has agreed to purchase the Debentures and the Underlying Common Stock shares for investment and not with a view to distribution. To the extent that the instrument representing the Debentures or the certificate representing the Underlying Common Stock shares is registered in the name of Purchaser's nominee, Purchaser confirms that such nominee is acting as custodian for Purchaser of the securities represented thereby.

                  5.3.  Restrictions on Re-Sale.

                  (a) General. Purchaser understands that the Debentures (and the Underlying Common Stock) have not been registered under the Securities Act, and may not be offered or sold in the United States or to "U.S. Persons" (as defined in Regulation S) unless the Debentures (and Underlying Common Stock) are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Purchaser further understands that the Debentures and the Underlying Common Stock are only transferable on the books and records of the Company and its Transfer Agent and Registrar and that the Company and the Transfer Agent and Registrar will not register any transfer of the Debentures or Underlying Common Stock which the Company in good faith believes (i) violates the restrictions set forth in this Section 5 or violate any state or federal securities laws, or (ii) does not comply with the requirements set forth herein. Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (including lessening the economic risk of owning the Debentures or Underlying Common Stock through short sales, hedging transactions, or the purchase or sale of derivative securities in a manner violative of Regulation S or otherwise of the Securities Act or Exchange Act), or solicit any offers to buy, purchase or otherwise acquire or take a pledge of, its rights under this Purchase Agreement or the Debentures or the Underlying Common Stock shares otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

                  (b)      Restrictions.

                           (i)  For a period of forty (40) days following
the termination of the Offering, Purchaser shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Debentures or the Underlying Common Stock or offer or sell the Debentures or the Underlying Common Stock in the United States or to, or for the account or benefit of, a "U.S. person," as defined in Regulation S under the Securities Act. Purchaser shall not deliver the Offering Memorandum or Purchase Agreement to any person (other than its professional advisers). Unless registered under the Securities Act, any proposed offer, sale or transfer of any of the Debentures (and the Underlying Common Stock) purchased by the Purchaser pursuant to this Purchase Agreement during the forty (40) days following the termination of the Offering shall be subject to the conditions that Purchaser must deliver to the Company: (x) a written certification that neither record nor beneficial ownership of the Debentures or the Underlying Common Stock shares have been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person," and that Purchase has not engaged in any activity for the purpose of, or which may reasonably be expected to have had the effect of, conditioning the market in the United States for the Debentures or the Underlying Common Stock, (y) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Debentures or Underlying Common Stock) is not a "U.S. person" and is not acquiring such Debentures or Underlying Common Stock for the account or benefit of a "U.S. person," and, if requested by the Company following receipt of (x) and (y), (z) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of the Debentures or Underlying Common Stock are exempt from registration under the Securities Act.

                           (ii)  After completion of the forty (40) days
following the termination of the Offering, unless registered under the Securities Act, any proposed offer, sale or transfer of any of the Debentures (or Underlying Common Stock) (x) to, or for the account or benefit of, any "U.S. person" or in the United States shall be subject to the condition that the Purchaser must deliver to the Company (i) a written opinion of United States counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the offer, sale and transfer of such Debentures or Underlying Common Stock shares are exempt from registration under the Securities Act and such other documentation as is reasonably related to the opinion, or
(ii) such other documentation for such exemption as the Company deems appropriate or (y) to a person other than a "U.S. person" and outside the United States shall be subject to the condition that the proposed transferee deliver a written certification that such transferee (or any account for which such transferee is acquiring such Debentures or Underlying Common Stock) is not a "U.S. person" and is not acquiring such Debentures or Underlying Common Stock for the account or benefit of a "U.S. person."

                           (iii)  Following registration under the
Securities Act pursuant to the Registration Agreement, the Purchaser will be subject to the restrictions and conditions set forth in the Registration Agreement and in Section 5.3(d).

                  (c) Status under Securities Act. Purchaser understands that if Purchaser re-offers all or part of the Debentures or Underlying Common Stock in the United States, Purchaser (and/or certain persons who participate in any such re-offer) may be deemed, under certain circumstances, to be an "underwriter" as defined in Section 2(11) of the Securities Act. If Purchaser plans to make any such re-offer, it will consult with its counsel prior to any such re- offer in order to determine its liabilities and obligations under the Securities Act and any applicable state securities or blue sky laws.

                  (d) Registration. Purchaser further understands that the Company has agreed to file a registration statement pursuant to the Registration Agreement for the resale of the Debentures and the Underlying Common Stock under the Securities Act as contemplated in Section 7 hereof. After registration of the Debentures and the Underlying Common Stock under the Securities Act, Purchaser agrees to comply with the prospectus delivery requirements of the Securities Act in connection with any sale or other disposition of the Debentures and the Underlying Common Stock. Purchaser agrees that Purchaser or its broker will deliver to each transferee a copy of a current prospectus regarding the Debentures or the Underlying Common Stock, as applicable, until the Company gives written notice to the Purchaser that delivery of a current prospectus is no longer required. Although it is intended that prospectus regarding the Debentures and the Underlying Common Stock will be kept current through periodic filings by the Company under the Exchange Act and other filings under the Securities Act, Purchaser agrees to confirm with the Company prior to the use of any such prospectus that such prospectus is current and complete and that the Debentures and the Underlying Common Stock, as applicable, may be lawfully sold pursuant to such prospectus. Purchaser understands that there are other important provisions, details, covenants, restrictions and conditions with respect to these matters set forth in the Registration Agreement and has read and understood such provisions, details, covenants, restrictions and conditions.

                  (e) Legend Requirement. Purchaser hereby agrees that the Debentures and the Underlying Stock will bear the following legends.

         THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

         UNTIL 40 DAYS AFTER THE TERMINATION OF THE OFFERING OF THIS SECURITY (THE "RESTRICTED PERIOD"), THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, EACH DATED JULY 12, 1996 AND MAY NOT BE SOLD TO A U.S. PERSON OR INTO THE UNITED STATES.

         FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, EACH DATED JULY 12, 1996 BETWEEN THE COMPANY AND THE HOLDER.

                  5.4. Due Execution, Delivery and Performance of the Purchase Agreement and Other Obligations. Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby; if Purchaser is a company or corporation, the execution, delivery and performance of this Purchase Agreement by Purchaser have been duly authorized by all requisite corporate action of Purchaser. Upon the execution and delivery of this Purchase Agreement by Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms except insofar as the enforcement thereof may be limited by bankruptcy law or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution may be limited under applicable law.

                  5.5. Representations, Warranties and Covenants at Closing. Each of the representations and warranties contained in this Section 5 hereof is true and correct as of the date of this Purchase Agreement and will be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. Each of the covenants contained in this Section 5 will have been performed as of the Closing Date if performance is required as of the Closing Date by this Section 5.

                  Section 6. Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any investigation made by either party to this Purchase Agreement, all representations, warranties, covenants and agreements made by the Company and Purchaser herein shall survive the execution of this Purchase Agreement, the delivery of stock certificates representing the Debentures and the receipt of payment for the Debentures. Each of the Company's representations and warranties will survive for a period of one year after the discovery by the Purchaser of a violation thereof, or after such discover should have been made by the exercise of reasonable diligence. In no event shall the Company's representations or warranties survive for a period more than three years after the termination of the offering.

                  Section 7. Registration Rights; Compliance with the Securities Act.

                  7.1. Registration Rights Agreement. By execution of this Purchase Agreement, Purchaser agrees to the terms and conditions of that certain Registration Rights Agreement to be entered into by and among, the Company and Robinson-Humphrey on behalf of all Purchasers. Purchaser hereby irrevocably authorizes Robinson-Humphrey, as its attorney-in- fact, to execute the Registration Rights Agreement on such Purchaser's behalf. In addition, the Purchaser hereby agrees that Robinson-Humphrey's sole action or responsibility in connection with this Registration Rights Agreement is to execute such Agreement on behalf of the purchaser and that Robinson-Humphrey has no further or additional obligations with respect to the matters contemplated in such Registration Rights Agreement. The Purchaser hereby agrees to hold harmless Robinson-Humphrey for any losses, liabilities or costs in connection with any matter contemplated in the Registration Rights Agreement and that Robinson-Humphrey shall not be in any manner liable or responsible for any matter contemplated in the Registration Rights Agreement.

                  7.2. Custodial Agreement. By execution of this Purchase Agreement, Purchaser agrees to the terms and conditions of that certain Custodial Agreement to be entered into by and among, the Boatmen's Trust Company, as custodian ("Custodian") and Robinson-Humphrey, on behalf of all Purchasers. Purchaser hereby irrevocably authorizes Robinson-Humphrey, as its attorney-in-fact, to execute the Custodial Agreement on such Purchaser's behalf. In addition, the Purchaser hereby agrees that Robinson-Humphrey's sole action or responsibility in connection with this Custodial Agreement is to execute such Agreement on behalf of the Purchaser and that Robinson-Humphrey has no further or additional obligations with respect to the matters contemplated in such Custodial Agreement. The Purchaser hereby agrees to hold harmless Robinson-Humphrey for any losses, liabilities or costs in connection with any matter contemplated in the Custodial Agreement and that Robinson-Humphrey shall not be in any manner liable or responsible for any matter contemplated in the Custodial Agreement.

                  Section 8. Placement Fee. Purchaser acknowledges that the Company has advised it that the Company intends to pay to The Robinson-Humphrey Company, Inc., as placement agent, a fee in respect of this transaction equal to four and one-half percent (4.5%) of the gross proceeds of the Offering. The parties hereto hereby represent that there are no other brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

                  Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be by hand-delivery, by first-class air mail, postage prepaid, or sent by facsimile transmission with a confirmation copy sent by first-class mail, or by reliable air-courier guaranteeing overnight or second-day delivery and shall be deemed given when so mailed:

                  (a) if to the Company, to 415 S.W. Eighth Avenue, Topeka, Kansas 66603, Attention: Ralph W. Laster, Jr., or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                  (b) if to Purchaser, at its address as set forth on the signature page of this Agreement, or at such other address or addresses as Purchaser may have furnished to the Company; or

                  (c) if to any transferee or transferees of Purchaser, at such address or addresses as shall have been furnished to the other parties hereto at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the other parties hereto in writing.

                  Section 10. Amendments. No amendment, interpretation or waiver of any of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

                  Section 11. Headings. The headings of the sections, subsections and subparagraphs of this Purchase Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

                  Section 12. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Purchase Agreement.

                  Section 13. Governing Law. This Purchase Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed by and determined in accordance with the laws of the State of Kansas in the United States of America.

                  Section 14. Severability. If any severable provision of this Purchase Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Purchase Agreement shall not be affected by such judgment, and the Purchase Agreement shall be carried out as nearly as possible according to its original terms and intent.

                  Section 15. Counterparts. This Purchase Agreement may be executed in counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Purchase Agreement without regard to the dates or times when such counterparts may actually have been made, executed or delivered.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.


                                     AMVESTORS FINANCIAL CORPORATION

                                     By:
                                        ----------------------------------------
                                        Name: Mark V. Heitz
                                        Title: President

Print or Type:

Name of Purchaser
         (Institution):
                       ---------------------------------------------------------
Name of Individual representing
         Purchaser:
                   -------------------------------------------------------------
Title of Individual representing
         Purchaser:
                   -------------------------------------------------------------
Signature of Purchaser (Individual
         Representing Purchaser):
                                 -----------------------------------------------
Address:
        ------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Telex:
      --------------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

Aggregate Principal Amount of Debentures:$                                    *
                                          --------------------------------------
Total Purchase Price:$
                      ----------------------------------------------------------

* Amount may not be less than $500,000 or more than $10,000,000

NOTICE: The final terms of the Company's _____ % Convertible Subordinated Debentures due 2003, are included in the "Terms Supplement" provided by the Company. The Terms Supplement addressed to Purchaser will also set forth as to Purchaser the aggregate number of Debentures the Company agrees to sell to Purchaser and the total Purchase Price therefor. If there is any discrepancy between the principal amount of Debentures and total Purchase Price indicated on this Purchase Agreement and the principal amount of Debentures and total Purchase Price indicated on the Terms Supplement to Purchaser, the Terms Supplement shall govern and supersede the information shown above on this Purchase Agreement. As indicated in Section 2 hereof, the Aggregate Principal Amount of Debentures indicated above and in the Terms Supplement is subject to reduction or rejection in the sole discretion of the Company.


Information for registering the Debenture Certificate with Transfer Agent:

The exact name in which your
Debentures are to be registered; you may
use a nominee name if appropriate:
                                          --------------------------------------
The relationship between Purchaser and
registered holder, if different:
                                          --------------------------------------
The mailing address of the
registered holder:
                                          --------------------------------------
The Tax Identification Number
of the registered holder:
                                          --------------------------------------
Wire Transfer Instructions:
                                          --------------------------------------

                  If the Company in its sole discretion rejects any or all of the Aggregate Principal Amount of Debentures indicated above, or if any interest is owing pursuant to Section 2 hereof, such amounts should be sent to Purchaser pursuant to the following wire transfer instructions:

                  Please provide all of the information requested on the following pages, together with an executed Terms Supplement, Form W-8 and signature page of this Purchase Agreement to The Robinson-Humphrey Company, Inc. via facsimile and overnight courier at the facsimile number and address set forth in the Terms Supplement.


Portfolio Manager:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

Principal Operations Contact:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

Person to Receive Confirmation of Closing:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

Person to Receive Deposit Receipt from Custodian:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

Person to Receive Deposited Debenture
Certificates from Custodian following
Registration of Debentures under the
Securities Act of 1933:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Facsimile:
          ----------------------------------------------------------------------

                                   Addendum 1

                         AMVESTORS FINANCIAL CORPORATION

                             PURCHASER QUESTIONNAIRE


AmVestors Financial Corporation
415 S.W. Eighth Avenue
Topeka, Kansas 66603

Gentlemen:

                  In connection with the proposed sale of AmVestors Financial Corporation's (the "Company") _____ % Convertible Subordinated Debentures due 2003 (the "Debentures"), as described in the Company's Confidential Offering Memorandum, dated as of June 1, 1996, and pursuant to that certain Purchase Agreement, dated as of June ____ , 1996, among the Company and the Purchaser named therein (the "Purchase Agreement"), and for use in the Registration Statement described in the Purchase Agreement, and prospectus in respect of the Debentures and the Common Stock into which the Debentures may be converted (the "Underlying Common Stock"), the undersigned, as a proposed selling shareholder, advises you as follows:

                  1. Our name as it should appear in the Registration Statement, and our address (including zip code) are as follows:

                  2. We are a corporation ( ) partnership ( ) sole proprietorship ( ) individual ( ) (check one).

                  3. Except as indicated below, neither we nor any of our directors, officers or partners have (or have had within the last three years) a material relationship (as "material" is defined in Regulation C under the Securities Act of 1933) with the Company; and neither we nor any "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of which we are a member are the beneficial owner (determined in accordance with Rule 13d-3 under such Act), of more than 5% of any class of voting securities of the Company (including for purposes hereof the common stock underlying the Debentures to be purchased pursuant to the Purchase Agreement), nor do we have any knowledge that more than 5% of any class of voting securities of the Company is held subject to any voting trust or other similar agreement.

                  (State "No Exceptions" or give details.)

                  4. The total number of shares of Common Stock we own beneficially (determined in accordance with Rule 13d-3 under the Securities
Act), including the shares of Underlying Common Stock into which the Debentures purchased pursuant to the Purchase Agreement may be converted are as follows:

          Name in Which Registered                       Amount Owned

- -------------------------------------------   ----------------------------------

- -------------------------------------------   ----------------------------------

- -------------------------------------------   ----------------------------------

                  5. In addition, pursuant to options, warrants, or similar rights, we have the right to acquire beneficial ownership of the following shares of Common Stock:

              Name of Optionee                        Number of Shares
              or Warrantholder                   Covered by Option or Warrant

- -------------------------------------------   ----------------------------------

- -------------------------------------------   ----------------------------------

- -------------------------------------------   ----------------------------------

                  6. We hereby request that the Debentures and the Underlying Common Stock be qualified for sale in the following states:

                  7. We will notify you (i) immediately in the event of any development before the effective date of the Registration Statement which makes untrue or incomplete any of the above statements as of such effective date, and
(ii) 10 business days prior to the date that we intend to sell Debentures or Underlying Common Stock.

                  8. Upon request, we will furnish to you as soon as practicable all information required to be included in any registration statement to be filed with the Securities and Exchange Commission in connection with the Debentures or the shares of Underlying Common Stock.

Dated: June ___, 1996                  Very truly yours,

                                       -----------------------------------------
                                                  (Name of Purchaser)

                                       -----------------------------------------
                                            (Authorized Signature and Title)